UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2010

UCI MEDICAL AFFILIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-13265	59-2225346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1818 Henderson Street, Columbia, South Carolina 29201

(Address, Including Zip Code of Principal Executive Offices)

(803) 782-4278

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 7, 2010, UCI Medical Affiliates, Inc. (the “Company”) received an insurance settlement in the amount of $2,732,840.04 under a fidelity bond claim filed in connection with the $2,967,382 embezzled from the Company by Jerry F. Wells, Jr., the former Executive Vice-President of Finance, Chief Financial Officer, and Secretary of the Company. The insurance recovery reflects a reduction from the amount of the loss for the policy deductible and amounts recovered by the Company from Mr. Wells.

On July 23, 2009, Mr. Wells pled guilty in federal court to criminal charges for falsifying eight of the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). During the plea hearing, Mr. Wells admitted that from January 2003 through December 2008, he embezzled $2,967,382 from the Company by (1) using the Company’s corporate credit card to pay personal expenses; (2) preparing false expense reports and submitting them for reimbursement; and (3) submitting fraudulent check requests for non business expenses, such as construction work on his personal residences and payments on personal credit card accounts. Mr. Wells is presently awaiting sentencing by the United States District Court.

The misconduct of Mr. Wells was identified during the Company’s internal investigation announced on Forms 8-K filed by the Company on December 18, 2008 and January 15, 2009. On July 23, 2009, Unites States Attorney W. Walter Wilkins expressed his appreciation to the Company for its assistance and stated that “UCI uncovered the fraud and brought it to the attention of the SEC and the United States Attorneys Office. During the resulting investigations of both the criminal and civil probes, UCI cooperated extensively, and it voluntarily provided all requested materials to federal investigators.”

Item 9.01	Financial Statement and Exhibits.

(a) - (d)     Not applicable.

SIGNATURES

Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

UCI MEDICAL AFFILIATES, INC.

	By:	/s/ Joseph A. Boyle, CPA
Joseph A. Boyle, CPA
Title: Chief Financial Officer
Date: July 9, 2010